                                                                     Exhibit 3.2

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                                     BYLAWS

                                       OF

                                 AMERISAFE, INC.

                           AS AMENDED AND RESTATED ON

                              ___________ ___, 2005

================================================================================

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                            TABLE OF CONTENTS

                                                                                    PAGE
                                    ARTICLE I
                                     OFFICES

Section 1.1   Offices...........................................................      1

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

Section 2.1   Time and Place of Meetings........................................      1

Section 2.2   Annual Meetings...................................................      1

Section 2.3   Special Meetings..................................................      1

Section 2.4   Notice of Meetings................................................      1

Section 2.5   Record Date.......................................................      2

Section 2.6   Shareholder List..................................................      2

Section 2.7   Quorum............................................................      2

Section 2.8   Voting............................................................      3

Section 2.9   Method of Voting..................................................      3

Section 2.10  Inspectors of Election............................................      3

Section 2.11  Procedure.........................................................      3

                                   ARTICLE III
                                    DIRECTORS

Section 3.1   Responsibilities..................................................      5

Section 3.2   Number; Election; Qualification; Term.............................      5

Section 3.3   Vacancies; Increases..............................................      5

Section 3.4   Removal...........................................................      6

Section 3.5   Place of Meetings.................................................      6

Section 3.6   Regular Meetings..................................................      6

Section 3.7   Special Meetings..................................................      6

Section 3.8   Purpose of Meetings...............................................      6

Section 3.9   Quorum; Majority Vote.............................................      6

Section 3.10  Procedure.........................................................      6

Section 3.11  Presumption of Assent.............................................      6

Section 3.12  Compensation......................................................      7

Section 3.13  Committees........................................................      7

Section 3.14  Committee Procedures..............................................      7
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                                      -i-

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                                TABLE OF CONTENTS
                                   Continued)

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
                                                                                    PAGE
Section 3.15  Action Without Meeting............................................      7

                                   ARTICLE IV
                                     NOTICES

Section 4.1   Method............................................................      7

Section 4.2   Waiver............................................................      8

                                    ARTICLE V
                                    OFFICERS

Section 5.1   Number............................................................      8

Section 5.2   Term; Vacancies...................................................      8

Section 5.3   Removal...........................................................      8

Section 5.4   Compensation......................................................      9

Section 5.5   Duties............................................................      9

                               ARTICLE VI
                INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1   Indemnification...................................................      9

                                   ARTICLE VII
                        CERTIFICATES REPRESENTING SHARES

Section 7.1   Certificates......................................................      9

Section 7.2   Lost, Stolen or Destroyed Certificates............................     10

Section 7.3   Transfer of Shares................................................     10

Section 7.4   Registered Shareholders...........................................     10

Section 7.5   Regulations.......................................................     10

Section 7.6   Legends...........................................................     10

                              ARTICLE VIII
                           GENERAL PROVISIONS

Section 8.1   Distributions and Share Dividends.................................     11

Section 8.2   Checks............................................................     11

Section 8.3   Fiscal Year.......................................................     11

Section 8.4   Seal..............................................................     11

Section 8.5   Resignation.......................................................     11

Section 8.6   Telephone and Similar Meetings....................................     11

Section 8.7   Amendment of Bylaws...............................................     11

                                     BYLAWS
                                       OF
                                 AMERISAFE, INC.

                                   ARTICLE I

                                     OFFICES

      Section 1.1 Offices: The Corporation may have offices at such places, within or without the State of Texas, as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

      Section 2.1 Time and Place of Meetings: All meetings of the shareholders shall be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 2.2 Annual Meetings: Annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the shareholders entitled to vote thereat shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

      Section 2.3 Special Meetings: Special meetings of the shareholders may be called by the Chairman of the Board or the President and shall be called by the Secretary upon written request, stating the purpose or purposes therefor, by a majority of the whole Board of Directors or by the holders of at least 25% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation (the "Voting Shares"). Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

      Section 2.4 Notice of Meetings: Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 calendar days (20 calendar days in the case of a meeting to approve a plan of merger or exchange) nor more than 60 calendar days before the date of the meeting, by personal delivery, by mail or, with consent of the shareholder, by electronic transmission, by or at the direction of the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his, her or its address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. If electronically transmitted, such notice shall be deemed given when transmitted to a facsimile number or electronic mail address provided by the shareholder for the purpose of receiving notice.

      Section 2.5 Record Date: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 calendar days, and, in the case of a meeting of shareholders, not less than 10 calendar days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or vote at a meeting of shareholders, or shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.5, such determination shall apply to any adjournment thereof.

      Section 2.6 Shareholder List: The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least 10 calendar days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 calendar days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

      Section 2.7 Quorum: A quorum shall be present at a meeting of shareholders if the holder or holders of a majority of the combined voting power of the shares entitled to vote at the meeting are present in person, represented by a duly authorized representative in the case of a corporation or other legal entity or represented by proxy, unless otherwise provided in the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, once a quorum is present at a duly constituted meeting of shareholders, the shareholders present or represented at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder present or represented shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Articles of Incorporation, the shareholders entitled to vote and present or represented at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented at that meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be conducted which might have been conducted at the meeting as originally notified.

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      Section 2.8 Voting: With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares is required by the Articles of Incorporation or applicable law, the affirmative vote of the holders of a majority of the combined voting power of the shares entitled to vote on that matter and represented at a meeting of shareholders at which a quorum is present shall be the act of the shareholders. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

      Section 2.9 Method of Voting: Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or as otherwise provided by applicable law. A shareholder may vote in person, by duly authorized representative in the case of a corporation or other legal entity or by proxy executed in writing by the shareholder or by his, her or its duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting.

      Section 2.10 Inspectors of Election: The chairman of each meeting of shareholders shall appoint one or more persons to act as inspectors of election. The inspectors of election shall report to the meeting the number of shares of each class and series of stock, and of all classes, represented either in person or by proxy. The inspectors of elections shall oversee the vote of the shareholders for the election of directors and for any other matters that are put to a vote of shareholders at the meeting; receive a ballot evidencing votes cast by the proxy committee of the Board of Directors; judge the qualifications of shareholders voting; collect, count, and report the results of ballots cast by any shareholders voting in person; and perform such other duties as may be required by the chairman of the meeting or the shareholders.

      Section 2.11 Procedure:

      (a) The Chairman of the Board of Directors, or such other officer of the Corporation designated by the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer at the meetings. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend such shareholders' meeting, by ascertaining whether any shareholder or his, her or its proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings , and by determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

      (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 2.4, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder in accordance with Section 2.11(c).

      (c) For business, including nominations of directors, to be properly requested by a shareholder for consideration at an annual meeting, the shareholder must (i) be a shareholder of record of the Corporation at the time of the giving of the notice for such annual meeting provided for in these Bylaws, (ii) be entitled to vote at such meeting, and (iii) have given timely notice in writing to the Secretary. To be timely, a shareholder's notice (except for a shareholder's notice recommending a director candidate) must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 calendar days prior to the annual meeting; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder's notice recommending a director candidate will be timely if it is received not less than 60 nor more than 90 calendar days before the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of shareholders. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (iv) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business, and (v) if recommending a director candidate, all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected. Notwithstanding the foregoing provisions of this Section 2.11(c), a shareholder must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11(c). For purposes of this
Section 2.11(c), "PUBLIC ANNOUNCEMENT" means disclosure in a press release reported by a national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or furnished to shareholders. Nothing in this Section 2.11(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 2.4.

      (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 2.11 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

                                  ARTICLE III

                                   DIRECTORS

      Section 3.1 Responsibilities: The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

      Section 3.2 Number; Election; Qualification; Term: The number of directors shall be fixed from time to time by the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors shall be elected at the annual meeting of the shareholders, as provided in this Section 3.2, except as otherwise provided in Section 3.3. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, each class to be as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2006, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2007, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 2008, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected by the holders of shares entitled to vote in the election of directors to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Unless removed in accordance with the Articles of Incorporation or Section 3.4, each director elected shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier death, retirement, resignation or removal for cause in accordance with the provisions of these Bylaws. Directors need not be residents of the State of Texas or shareholders of the Corporation, but they must have been nominated in accordance with the procedures set forth in these Bylaws in order to be eligible for election as directors.

      Section 3.3 Vacancies; Increases: Any vacancy occurring in the Board of Directors (by death, retirement, resignation, removal or otherwise) may be filled by election at an annual or special meeting of shareholders called for that purpose, or by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum. Each director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors

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by the shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

      Section 3.4 Removal: At any meeting of shareholders called expressly for that purpose, any director may be removed, but only for cause, by the affirmative vote of the holder or holders of two-thirds of the combined voting power of the Voting Shares.

      Section 3.5 Place of Meetings: Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

      Section 3.6 Regular Meetings: Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice.

      Section 3.7 Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President of the Corporation and shall be called by the Secretary on the written request of not less than a majority of the directors then in office. Notice specifying the time and place of special meetings shall be given to each director at least one day before the date of the meeting, either personally or by telephone, mail, telegram or, with consent of the director, electronic transmission.

      Section 3.8 Purpose of Meetings: Neither the purpose of, nor the business to be transacted at, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 3.9 Quorum; Majority Vote: At all meetings of the Board of Directors, a majority of the number of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business unless a different number is specifically required by the Articles of Incorporation, these Bylaws or applicable law. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation, these Bylaws or applicable law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 3.10 Procedure: At meetings of the Board of Directors, business shall be transacted in such order as the Board of Directors may determine from time to time. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, a chairman chosen by the Board of Directors from among the directors present, will preside over the meetings of the Board. The Secretary of the Corporation shall act as the secretary of the meetings of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

      Section 3.11 Presumption of Assent: A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 3.12 Compensation: The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors, any committee thereof or for any other services to the Corporation; provided, however, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

      Section 3.13 Committees: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Articles of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board of Directors, except as otherwise provided by applicable law. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by applicable law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

      Section 3.14 Committee Procedures: Except as may be otherwise provided in a resolution or resolutions adopted by the Board of Directors, a majority of the members of a committee shall constitute a quorum and a majority vote of the members at a meeting at which a quorum is present shall be the act of the committee. A committee shall keep minutes of its proceedings, and shall report its proceedings to the Board of Directors when required or when requested by a director to do so.

      Section 3.15 Action Without Meeting: Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                                   ARTICLE IV

                                     NOTICES

      Section 4.1 Method: Whenever by the Articles of Incorporation, these Bylaws, applicable law or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, (i) by mail, postage prepaid, addressed to the director or shareholder at the last address known by the Corporation for such director or shareholder at the address appearing on the share transfer records of the Corporation, (ii) with consent of the director or shareholder, by electronic transmission or (iii) by telegram,
(b) by telephone, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail. If electronically transmitted, such notice shall be deemed given when transmitted to a facsimile number or electronic mail address provided by the director or shareholder for the purpose of receiving notice.

      Section 4.2 Waiver: Whenever by the Articles of Incorporation, these Bylaws or applicable law, any notice is required to be given to a director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director, committee member or shareholder at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the basis that the meeting is not lawfully called or convened.

                                   ARTICLE V

                                    OFFICERS

      Section 5.1 Number: The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, a General Counsel, a Controller and one or more Vice Presidents and such other officers as it deems necessary or appropriate. The Board of Directors may appoint, and may empower the Chief Executive Officer to appoint, such Assistant Secretaries, Assistant Treasurers, Assistant Controllers and other officers and agents as the Board of Directors or the Chief Executive Officer shall deem necessary or appropriate in the conduct of the affairs of the Corporation with such designations, titles, seniority, duties and responsibilities as the Board of Directors or the Chief Executive Officer shall deem advisable. Any two or more offices may be held by the same person.

      Section 5.2 Term; Vacancies: An officer of the Corporation shall hold office until his or her successor is elected and qualified, until his or her death or until he or she shall resign or shall have been removed in accordance with these Bylaws. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

      Section 5.3 Removal: Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor,

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his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee benefit plan.

      Section 5.4 Compensation: The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors or a committee thereof. The compensation of the Chief Executive Officer shall be fixed by the Board of Directors or a committee thereof. The compensation of all other officers and agents of the Corporation shall be fixed by the Board of Directors or a committee thereof, or the Board of Directors may delegate the power to fix the compensation of any such other officers and agents of the Corporation to an officer of the Corporation.

      Section 5.5 Duties: The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by resolution of the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 6.1 Indemnification: Each person who is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Texas Business Corporation Act and the Texas Miscellaneous Corporation Laws Act, as the same exist or may hereafter be amended. Reasonable expenses incurred by a director or officer of the Corporation who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding, to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. The right to indemnification under this
Article VI shall be a contract right. In the event of the death of any person having a right of indemnification under this Article VI, such right will inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights under this Article VI will not be exclusive of any other right which any person may have or hereinafter acquire under any bylaw, resolution of shareholders or directors, agreement, applicable law or otherwise.

                                  ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

      Section 7.1 Certificates: Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and each such certificate may be sealed with

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the seal of the Corporation or a facsimile thereof. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

      Section 7.2 Lost, Stolen or Destroyed Certificates: The Board of Directors may direct a new certificate or certificates representing shares of stock be issued in place of a certificate or certificates representing shares of stock theretofore issued by the Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares of stock that was or were lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim or expense resulting from a claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

      Section 7.3 Transfer of Shares: Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 7.4 Registered Shareholders: The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

      Section 7.5 Regulations: The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation.

      Section 7.6 Legends: The Board of Directors shall have the power and authority to provide that the certificates representing shares of stock of the Corporation bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

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                                  ARTICLE VIII

                               GENERAL PROVISIONS

      Section 8.1 Distributions and Share Dividends: Subject to any provision of the Articles of Incorporation or applicable law, distributions (in the form of cash or property) or share dividends may be declared by the Board of Directors at any regular or special meeting.

      Section 8.2 Checks: All checks, demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      Section 8.3 Fiscal Year: The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors; provided, however, that if such fiscal year is not fixed by the Board of Directors and the Board of Directors does not defer determination of the fiscal year, the fiscal year shall be the calendar year.

      Section 8.4 Seal: The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

      Section 8.5 Resignation: Any director, committee member or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 8.6 Telephone and Similar Meetings: Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors or members of any committee of the Board of Directors may participate in and hold a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the basis that the meeting is not lawfully called or convened.

      Section 8.7 Amendment of Bylaws: The Board of Directors may amend or repeal these Bylaws, or adopt new bylaws, unless (a) such power shall be reserved exclusively to the shareholders in whole or part by the Articles of Incorporation or by applicable law or, (b) the shareholders in amending repealing or adopting a particular bylaw shall have expressly provided that the Board of Directors may not amend or repeal that bylaw. Unless the Articles of Incorporation or a bylaw adopted by the shareholders shall provide otherwise as to all or some portion of the Corporation's bylaws, the shareholders may amend, repeal or adopt (but only by the affirmative vote of the holders of not less than two-thirds of the combined voting power of the Voting Shares) the Corporation's bylaws even though the bylaws may also be amended, repealed or adopted by the Board of Directors.

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